SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                   May 7, 2008
                Date of Report (Date of earliest event reported)


                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
             (Exact name of registrant as specified in its charter)

              Maryland                     1-4141                13-1890974
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                                Two Paragon Drive
                           Montvale, New Jersey 07645
                    (Address of principal executive offices)

                                 (201) 573-9700
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[   ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.     Other Events.

                  On May 7, 2008, Yucaipa Corporate Initiatives Fund I, L.P., Yucaipa American Alliance Fund I, L.P. and Yucaipa American Alliance (Parallel) Fund I, L.P. (collectively "the Yucaipa Investors") exercised all of the Series A Warrants issued to the Yucaipa Investors pursuant to the Amended and Restated Warrant Agreement (the "Warrant Agreement") in connection with A&P's acquisition of Pathmark Stores. The Series A Warrants had an exercise price of $18.36 per share and would have expired on June 9, 2008. Under the terms of the Warrant Agreement, the Series A Warrants must be exercised on a cashless basis, and A&P has twenty (20) business days [from the exercise date and surrender of the warrant certificates] to deliver to the Yucaipa Investors, at A&P's election, cash (up to $45.7 million), shares of A&P common stock (up to 4,657,378 shares), or a combination thereof, in settlement of the Series A Warrants.

                  Pursuant to the Stockholder Agreement dated as of March 4, 2007 between A&P and Tengelmann Warenhandelsgesellschaft KG, Tengelmann has the right to approve any issuance of A&P common stock under the Series A Warrants. In addition, Tengelmann has the ability to exercise a "put right" whereby it has the ability to require A&P to purchase A&P stock held by Tengelmann to settle the Series A Warrants.






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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 8, 2008

                        THE GREAT ATLANTIC & PACIFIC TEA
                        COMPANY, INC.


                        By: /s/ Allan Richards
                            ------------------------------------------------
                            Name:   Allan Richards
                            Title:  Senior Vice President, Human
                                    Resources, Labor Relations, Legal
                                    Services & Secretary